Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-139996, 333-112010, 333-105781, 333-105516, 333-38932, 333-77823, 333-47003, 333-38940, 333-30647 and 333-174922, Form S-3 Nos. 333-158502, 333-142083, 333-133252, 333-46067 and Form S-4 No. 333-170834)of MasTec, Inc. of our report dated February 23, 2011 relating to the consolidated financial statements and the effectiveness of MasTec, Inc.’s internal control over financial reporting which appear in this Form 10-K.

/s/ BDO USA, LLP

Miami, Florida

February 29, 2012